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                                                                    EXHIBIT 10.1

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                             KEY EMPLOYEE AGREEMENT
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To:      Jacques Assour, Ph.D.                              As of April 1, 1998
         118 Northgate Circle
         Melville, NY  11747


         The undersigned, Centennial Technologies, Inc., a Delaware corporation (the "Company"), hereby agrees with you as follows:

         1. POSITION AND RESPONSIBILITIES.

                  1.1 You shall serve as the Senior Vice President of Operations of the Company or in a position designated by the Company's Chief Executive Officer, and shall perform such functions as are customarily associated with such capacity from time to time at the Company's headquarters or such place or places as are appropriate and necessary in connection with such employment. These functions shall include, among other things, building positive and productive relationships with the Company's customers, vendors and suppliers; the training, development and mentoring of subordinate personnel; the hiring and assimilation of personnel to assume director positions in the areas of management information systems, procurement and engineering, and other functions as delegated from time to time by the Company's Chief Executive Officer.

                  1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such duties consistent with your position as may be lawfully and reasonably assigned to you by the Company's Chief Executive Officer from time to time. Such duties may include similar responsibilities with companies in which the Company has a majority ownership interest.

                  1.3 You will duly, punctually and faithfully perform and observe any and all lawful rules and regulations that the Company may now or shall hereafter establish governing the conduct of its business.

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         2. TERM OF EMPLOYMENT.

                  2.1 The term of this Agreement shall be for two (2) years, subject to earlier termination in accordance with Section 2.2 hereof. Thereafter, this Agreement may be renewed upon the written agreement of you and the Company. The term of this Agreement and any renewal thereof shall not to be construed as an agreement, either expressed or implied, to employ you for a stated term, and shall in no way alter the Company's policy of employment at will, allowing either you or the Company to remain free to terminate the employment relationship with or without cause at any time.

                  2.2 The Company shall have the right to terminate your employment at any time either (a) for "cause" (as defined herein), or (b) upon thirty (30) days' notice without cause. If the Company terminates your employment for cause, the Company shall be obligated to pay you an amount equal to your salary and vacation pay which is accrued and unpaid up to the date of such termination. If the Company terminates your employment without cause, the Company shall be obligated to pay you your Base Salary (as defined in EXHIBIT A attached hereto) for a period of six (6) months (the "Severance Period"). The Company shall also continue in full force and effect for the Severance Period all health and insurance benefits that you enjoyed at the time of your termination without cause, and all other benefits which applicable law requires to be continued. These severance payments would be in lieu of all other severance by the Company to which you might be entitled and is conditioned upon your execution of a general release in a form satisfactory to the Company.

                  2.3 For purposes of Section 2.2 hereof, the term "cause" shall mean the following: (i) your involvement in any felony crime, material arrestable criminal offense (excluding road traffic offenses for which a fine or non-custodial penalty is imposed), or any crime in connection with your employment with the Company (including theft of Company assets); or (ii) material insubordination or your unreasonable failure to take actions permitted by law and necessary to implement strategies or policies of the Company and which are consistent with your positions and duties, following written warning of such material insubordination or unreasonable failure; or (iii) drunkenness or use of any drug or narcotic which adversely affects your job performance; or
(iv) any knowing or intentional misrepresentation of significant information important to the operating condition of the Company; or (v) acting in material breach or contravention of any non-competition, non-disclosure or non-solicitation covenants hereof, or (vi) after written warning from the Company's Chief Executive Officer, continued willful failure to fulfill the job functions outlined in paragraph 1.1 of this Agreement.

         3. COMPENSATION. You shall receive the compensation and benefits set forth on Exhibit A hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights, if any, pursuant to an agreement relating to inventions and non-disclosure dated as of September 15, 1997 attached hereto and made a part hereof as EXHIBIT C



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between you and the Company (the "Invention and Non-Disclosure Agreement") and
pursuant to an agreement relating to non-competition and non-solicitation dated as of September 15, 1997 attached hereto and made a part hereof as EXHIBIT D between you and the Company (the "Non-Competition and Non-Solicitation Agreement").

         4. OTHER ACTIVITIES DURING EMPLOYMENT.

                  4.1 Except for any outside employments and directorships currently held by you as listed on EXHIBIT B hereto, if any, and except with the prior written consent of the Company's Board of Directors (which approval shall not be unreasonably withheld), you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.

                  4.2 You hereby agree that, except as disclosed on EXHIBIT B hereto, during your employment hereunder, you will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than one percent (1%) interest, in any firm, corporation, partnership, trust, association, or other organization which is engaged in any line of business engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). You hereby represent that you are not presently engaged in any of the foregoing capacities described in
(a) through (i) in any Prohibited Enterprise.

         5. FORMER EMPLOYERS.

                  5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company.

                  5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own, all information which is common knowledge in the industry or otherwise legally in the public domain.

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         6. PROPRIETARY INFORMATION AND INVENTIONS. You agree to execute, deliver and be bound by the provisions of the Invention and Non-Disclosure Agreement attached hereto as EXHIBIT C and incorporated herein.

         7. POST-EMPLOYMENT ACTIVITIES. You agree to execute, deliver and be bound by the provisions of the Non-Competition and Non-Solicitation Agreement attached hereto as EXHIBIT D and incorporated herein.

         8. REMEDIES. Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 9, 10 and 11 of this Agreement (as modified by Section 12, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of this Agreement or the Proprietary Information and Inventions Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         9. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

         10. CONFIDENTIALITY. You agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to your employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which you may produce, obtain, or otherwise acquire during the course of your employment, except as herein provided. You further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         11. ARBITRATION. Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Boston,



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Massachusetts, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction.

         12. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any provision shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         13. NOTICES. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing with a copy to S. Donald Gonson, Esquire, Hale and Dorr, L.L.P., Sixty State Street, Boston, Massachusetts 02109. The date of personal delivery or the date of mailing of any notice under this Section 13 shall be deemed to be the date of delivery thereof.

         14. WAIVERS. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         15. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, including Exhibits A, B, C and D hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this



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Agreement shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

         16. HEADINGS. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

         17. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         18. GOVERNING LAW. This Agreement shall be governed by and construed under Massachusetts law, without regard to its conflict of laws principles.

         If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Invention and Non-Disclosure Agreement and the Non-Competition and Non-Solicitation Agreement, whereupon this Agreement shall become binding in accordance with its terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                           Very truly yours,

                                           CENTENNIAL TECHNOLOGIES, INC.




                                           BY:
                                              ---------------------------------
                                              L. Michael Hone
                                              Chief Executive Officer


Accepted and Agreed:



------------------------------------
Jacques Assour


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                                                                       EXHIBIT A



                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                                       OF
                                 JACQUES ASSOUR



1. TERM. The term of the Agreement to which this Exhibit A is annexed and incorporated shall be until April 1, 2000.

2. COMPENSATION. Your Base Salary shall be $160,000 per annum, payable in accordance with the payroll policies established by the Company. Your Base Salary will be reviewed and evaluated as of April 1, 1999.

3. REIMBURSEMENT OF HOUSING AND TRAVEL EXPENSES. The Company will reimburse you at a rate of one thousand dollars ($1,000) per month for all reasonable expenses incurred by you for housing and travel required in connection with the furnishing of services hereunder.

4. VACATION. You shall be entitled to four (4) weeks paid vacation per year to be taken at such times as are consistent with the interests of the Company.

5. OTHER BENEFITS. You shall be eligible for participation in any health, group insurance plan, or pension insurance and benefits plan that may be established by the Company or which the Company is required to maintain by law.

6. MANAGEMENT INCENTIVE PLAN. You shall be eligible to participate in any management incentive plan or bonus plan generally available to senior managers of the Company, if and when such plans are developed, on a basis to be determined by and within the absolute discretion of the Company's Chief Executive Officer and Compensation Committee of the Company's Board of Directors.



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                                                                       EXHIBIT B


                    OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS OF


                                 JACQUES ASSOUR


None


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